Exhibit 4.40

EXECUTION VERSION

Sixth Supplemental Trust Deed

Bank of America Corporation

and

Countrywide Home Loans, Inc.

and

Countrywide Financial Corporation

and

Deutsche Trustee Company Limited

Supplementing the Trust Deed dated 1 May 1998 as modified and restated by the First Supplemental Trust Deed dated 16 December 1998, the Second Supplemental Trust Deed dated 23 December 1999, the Third Supplemental Trust Deed dated 12 January 2001, the Fourth Supplemental Trust Deed dated 29 January 2002 and the Fifth Supplemental Trust Deed dated 1 July 2008

7 November 2008

THIS SIXTH SUPPLEMENTAL TRUST DEED dated 7 November 2008 (the “Sixth Supplemental Trust Deed”) is made

BETWEEN:

(1)	BANK OF AMERICA CORPORATION, a Delaware corporation (“BAC”);

(2)	COUNTRYWIDE HOME LOANS, INC., a New York corporation (“CHL”);

(3)	COUNTRYWIDE FINANCIAL CORPORATION, formerly Red Oak Merger Corporation, a Delaware corporation (“CFC”); and

(4)	DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated with limited liability in England and Wales, as Trustee (the “Trustee”) under the Trust Deed referred to herein.

WHEREAS

(A)	CHL, CFC and the Trustee are parties to a Trust Deed dated 1 May 1998, as modified and restated by the First Supplemental Trust Deed dated 16 December 1998, as supplemented by the Second Supplemental Trust Deed dated 23 December 1999, the Third Supplemental Trust Deed dated 12 January 2001, the Fourth Supplemental Trust Deed dated 29 January 2002 and the Fifth Supplemental Trust Deed dated 1 July 2008 (as amended and supplemented, the “Trust Deed”), providing for the issuance of Notes by CHL, as Issuer thereunder.

(B)	There is outstanding under the terms of the Trust Deed one or more series of Notes (the “Securities”).

(C)	Amongst others, BAC and CHL have entered into an Asset Purchase Agreement (the “CHL Purchase Agreement”) dated as of 7 November, 2008 pursuant to which BAC will purchase substantially all of the properties and assets of CHL (the “CHL Acquisition”) the consideration for which will include the assumption by BAC of the indebtedness of CHL under the Trust Deed (the “CHL Assumption”).

(D)	The CHL Acquisition and the CHL Assumption are expected to be effective as of 7 November, 2008.

(E)	Clause 19(D)(1) of the Trust Deed provides that in the case of a conveyance and transfer of the properties and assets of CHL substantially as an entirety to a corporation organised and existing under the laws of the United States of America, any political subdivision thereof or any state thereof, the transferee shall expressly assume by a supplemental trust deed all the obligations and covenants under the Securities and the Trust Deed to be performed and observed by CHL.

(F)	Amongst others, BAC and CFC have entered into a Stock Purchase Agreement (the “CFC Purchase Agreement”) dated as of 7 November, 2008 pursuant to which BAC will purchase substantially all of the properties and assets of CFC (the “CFC Acquisition”) the consideration for which will include the assumption by BAC of the indebtedness of CFC under the Securities and the Trust Deed (the “CFC Assumption”).

(G)	The CFC Acquisition and the CFC Assumption are expected to be effective as of 7 November, 2008.

(H)	Clause 19(D)(3) of the Trust Deed provides that in the case of a conveyance and transfer of the properties and assets of CFC substantially as an entirety to a corporation organised and existing under the laws of the United States of America, any political subdivision thereof or any state thereof, the transferee shall expressly assume by a supplemental trust deed the obligations of CFC contained in clause 7 of the Trust Deed and the performance of every covenant under the Securities and the Trust Deed to be performed and observed by CFC.

(I)	This Sixth Supplemental Trust Deed has been duly authorised by all necessary corporate action on the part of each of BAC, CHL and CFC.

(J)	The Trustee has determined that this Sixth Supplemental Trust Deed is proper and satisfactory in form.

(K)	All things necessary to make this Sixth Supplemental Trust Deed a valid trust deed and agreement according to its terms have been done.

(L)	In consideration of these premises, BAC, CHL, CFC and the Trustee agree as follows for the benefit of the holders of the Securities.

THE PARTIES AGREE AS FOLLOWS:

1.	ASSUMPTION BY SUCCESSOR CORPORATION AND SUPPLEMENTAL PROVISIONS

1.1	The Representations and Warranties

With effect on and from the Effective Date (as defined in Clause 2.1) BAC represents and warrants that:

(a)	it is a corporation organised and existing under the laws of the State of Delaware and is the transferee of the properties and assets of each of CHL and CFC in each case substantially as an entirety; and

(b)	the execution, delivery and performance of this Sixth Supplemental Trust Deed has been duly authorised by the Board of Directors of BAC.

1.2	Assumption of Indebtedness from CHL

(a)	The parties hereto agree that with effect on and from the Effective Date:

(i)	BAC hereby expressly takes over and assumes the due and punctual payment of the principal of and any interest on all the Securities and the due and punctual performance of all obligations and the performance of every covenant of the Trust Deed on the part of the Issuer (as defined in the Trust Deed) to be performed or observed;

(ii)	all the rights, obligations and liabilities of CHL under or in respect of the Securities and under the Trust Deed shall be taken over and assumed by BAC including, but without limiting the generality of the foregoing, the obligation to pay (a) interest on the Securities accrued up to and including the Effective Date but unpaid and (b) all other moneys payable in respect of the Securities or under or pursuant to the Trust Deed accrued up to and including, or payable prior to, the Effective Date but unpaid, and any other amounts payable under the Securities and under the Trust Deed; and

(iii)	all the terms, provisions and conditions of the Trust Deed and the Securities and theretofore applying to CHL shall apply to BAC in all respects as if BAC had been a party to the Trust Deed in place of CHL and the Trust Deed in respect thereof shall be read and construed as if all references therein to CHL were references to BAC.

(b)

BAC hereby covenants with the Trustee that with effect on and from the Effective Date it will duly observe and perform and be bound by all of the covenants (including, but without limiting the generality of the foregoing, any covenant to pay), conditions and provisions of the Trust Deed, the Securities issued under the Programme by CHL and the Conditions of the Securities as prior thereto have been expressed to be binding on CHL.

1.3	Assumption of Obligations from CFC

(a)	The parties hereto agree that with effect on and from the Effective Date:

(i)	all the obligations of CFC under or in respect of the Trust Deed and the performance of every covenant under the Trust Deed shall be taken over and assumed by BAC; and

(ii)	all the terms, provisions and conditions of the Trust Deed and theretofore applying to CFC shall apply to BAC in all respects as if BAC had been a party to the Trust Deed in place of CFC and the Trust Deed in respect thereof shall be read and construed as if all references therein to CFC were references to BAC.

(b)	BAC hereby covenants with the Trustee that with effect on and from the Effective Date it will duly observe and perform and be bound by all of the covenants (including, but without limiting the generality of the foregoing, any covenant to pay), conditions and provisions of the Trust Deed.

1.4	Name

Effective on and from the Effective Date, the name of the Issuer and the Guarantor (each as defined in the Trust Deed) shall be “Bank of America Corporation”, as the successor corporation under the Trust Deed.

1.5	Trustee’s Acceptance

The Trustee hereby accepts this Sixth Supplemental Trust Deed and agrees to perform the same under the terms and conditions set forth in the Trust Deed.

2.	MISCELLANEOUS

2.1	Effect of Sixth Supplemental Trust Deed

Upon the first date upon which each of the following events shall have occurred (the “Effective Date”):

(a)	the execution and delivery of this Sixth Supplemental Trust Deed by BAC, CHL, CFC and the Trustee; and

(b)	the closing date of the CHL Acquisition and the CFC Acquisition (the “Closing Date”);

(c)	the receipt by the Trustee of certificates signed by two authorised officers of each of CHL and CFC substantially in the form set out in schedules 1 and 2 hereto (dated the Closing Date);

(d)	the receipt by the Trustee of legal opinions from:

(i)	Ashurst LLP as to English law; and

(ii)	McGuireWoods LLP as to the laws of New York and Delaware,

the Trust Deed shall be supplemented in accordance herewith, and this Sixth Supplemental Trust Deed shall be effective and shall form a part of the Trust Deed for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Trust Deed shall be bound thereby.

2.2	Trust Deed Remains in Full Force and Effect

Except as supplemented hereby, all provisions in the Trust Deed shall remain in full force and effect.

2.3	Trust Deed and Supplemental Trust Deeds Construed Together

This Sixth Supplemental Trust Deed is supplemental to and in implementation of the Trust Deed, and the Trust Deed and this Sixth Supplemental Trust Deed shall henceforth be read and construed together.

2.4	Confirmation and Preservation of Trust Deed

The Trust Deed as supplemented by this Sixth Supplemental Trust Deed is in all respects confirmed and preserved.

2.5	Severability

In case any provision in this Sixth Supplemental Trust Deed shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.6	Terms Defined in the Trust Deed

(a)	All capitalised terms not otherwise defined herein shall have the meanings ascribed to them in the Trust Deed.

(b)	All references to a “certificate signed by two Directors”, a “certificate signed by two of its Directors”, a “certificate signed by any two Directors”, a “certificate in writing signed by two of its Directors” or any such reference however described shall hereafter be deemed to be references to a “certificate signed by two authorised officers”. For the purposes of the Trust Deed “authorised officer” means the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the General Counsel, any Deputy General Counsel, any Associate General Counsel, the Secretary and any Assistant Secretary of the relevant corporation.

2.7	Addresses for Notice, etc., to BAC and the Trustee

Any notice or demand which by any provisions of this Sixth Supplemental Trust Deed or the Trust Deed is required or permitted to be given or served by the Trustee or by the holders of Securities to or on BAC may be given or served by pre-paid post (first class if inland, first class airmail if overseas) or by facsimile transmission or by delivering it by hand (until another address is filed by BAC with the Trustee) as follows:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NCI-007-07-13

Corporate Treasury Division

Charlotte, North Carolina 28255

Telephone:	(980) 387-3776
Facsimile:	(980) 387-8794
Attention:	B. Kenneth Burton, Jr.

Together with a copy to:

Bank of America Corporation

Legal Department

NCI-002-29-01

101 South Tryon Street

Charlotte, North Carolina 28255

Telephone:	(704) 386-4238
Facsimile:	(704) 386-1670
Attention:	Teresa M. Brenner, Esq.

2.8	Headings

The clause headings of this Sixth Supplemental Trust Deed have been inserted for convenience of reference only, are not to be considered part of this Sixth Supplemental Trust Deed and shall in no way modify or restrict any of the terms or provisions hereof.

2.9	Benefits of Sixth Supplemental Trust Deed, etc.

Nothing in this Sixth Supplemental Trust Deed or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Trust Deed, this Sixth Supplemental Trust Deed or the Securities.

2.10	Certain Duties and Responsibilities of the Trustees

In entering into this Sixth Supplemental Trust Deed, the Trustee shall be entitled to the benefit of every provision of the Trust Deed relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

2.11	Counterparts

The parties may sign any number of copies of this Sixth Supplemental Trust Deed. Each signed copy shall be an original, but all of them together represent the same agreement.

2.12	Governing Law

This Sixth Supplemental Trust Deed is governed by, and shall be construed in accordance with, English law.

2.13	Submission to Jurisdiction

(a)	Each of BAC, CHL and CFC irrevocably agrees for the benefit of the Trustee that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Sixth Supplemental Trust Deed and that accordingly any suit, action or proceedings arising out of or in connection with this Sixth Supplemental Trust Deed (together referred to as “Proceedings”) may be brought in the courts of England. Each of BAC, CHL and CFC irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing in this clause shall limit any right to take Proceedings against BAC, CHL or CFC in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(b)	Each of BAC, CHL and CFC irrevocably and unconditionally appoints Clifford Chance Secretaries Limited at its registered office for the time being (being at the date hereof at 10 Upper Bank Street, London E14 5JJ) and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as BAC, CHL and CFC may nominate in writing to the Trustee for the purpose of accepting service of process on their behalf in England in respect of any Proceedings. Each of BAC, CHL and CFC:

(i)	agrees to procure that, so long as any of the Notes issued by the Issuer remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(ii)	agrees that failure by any such person to give notice of such service of process to BAC, CHL or CFC shall not impair the validity of such service or of any judgment based thereon; and

(iii)	agrees that nothing in this Sixth Supplemental Trust Deed shall affect the right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF this Sixth Supplemental Trust Deed has been duly executed as a deed by the parties as of the date first written above.

Executed as a deed by BANK OF AMERICA CORPORATION by acting under the authority of that company in the presence of:	) ) ) ) )

Signature of officer
Signature of witness
Name of witness
Address of witness

Occupation of witness

Executed as a deed by COUNTRYWIDE HOME LOANS, INC. by acting under the authority of that company in the presence of:	) ) ) ) )

Signature of officer
Signature of witness
Name of witness
Address of witness

Occupation of witness

Executed as a deed by COUNTRYWIDE FINANCIAL CORPORATION (formerly Red Oak Merger Corporation) by acting under the authority of that company in the presence of:	) ) ) ) ) )

Signature of officer
Signature of witness
Name of witness
Address of witness

Occupation of witness

The common seal of DEUTSCHE TRUSTEE COMPANY LIMITED was affixed in the presence of:	) ) ) )

Director
Associate Director

SCHEDULE 1

Countrywide Home Loans, Inc.

Officers’ Certificate

Each of the undersigned authorised officers of Countrywide Home Loans, Inc., a New York corporation (“CHL”), pursuant to clause 19(D)(1)(c) of the Trust Deed dated 1 May 1998, by and among Countrywide Financial Corporation (“CFC”), CHL, and Deutsche Trustee Company Limited, a company incorporated with limited liability in England and Wales, as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Trust Deed dated 16 December 1998 (ii) the Second Supplemental Trust Deed dated 23 December 1999 (iii) the Third Supplemental Trust Deed dated 12 January 2001 (iv) the Fourth Supplemental Trust Deed dated 29 January 2002 and (v) the Fifth Supplemental Trust Deed dated 1 July 2008 (and as further amended and supplemented, the “Trust Deed”), in each case as among inter alia CHL, CFC and the Trustee, hereby certifies, on behalf of CHL in the undersigned’s respective capacity as an authorised officer of CHL, and not individually, that:

(A)	on the date hereof, CHL conveyed substantially all of its properties and assets to Bank of America Corporation, a Delaware corporation (“BAC”);

(B)	the undersigned has read and is familiar with the provisions of the Trust Deed and the Sixth Supplemental Trust Deed, dated as of the date hereof, by and among BAC, CFC, CHL and the Trustee (the “Sixth Supplemental Trust Deed”), including all covenants and conditions precedent provided therein;

(C)	the undersigned’s statements and opinions contained herein are based on his or her examination or investigation of the provisions of the Trust Deed, including all covenants and conditions precedent and the definitions relating thereto, and the Sixth Supplemental Trust Deed, as well as such other instruments, agreements and documents as the undersigned has deemed necessary or appropriate to certify as to the matters set forth herein;

(D)	the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether the covenants and the conditions precedent provided for in the Trust Deed relating to the CHL Acquisition and CHL Assumption (as defined in the Sixth Supplemental Trust Deed) and the Sixth Supplemental Trust Deed have been complied with and has an informed opinion as to the CHL Acquisition and CHL Assumption and the Sixth Supplemental Trust Deed;

(E)	all conditions precedent and covenants provided for in the Trust Deed relating to the CHL Acquisition and CHL Assumption and the Sixth Supplemental Trust Deed have been complied with;

(F)	the CHL Acquisition and CHL Assumption and the execution of the Sixth Supplemental Trust Deed comply with the requirements of clause 19(D)(1) of the Trust Deed;

(G)	no Event of Default or Potential Event of Default has happened or has been or is anticipated and, immediately following the CHL Acquisition and CHL Assumption, no Event of Default or Potential Event of Default will have happened, will happen or is anticipated to happen;

(H)	on the date hereof CHL is solvent and is able to pay its debts as and when they fall due and meet its other obligations as and when they fall to be performed and immediately following the execution of the Sixth Supplemental Trust Deed CHL will be solvent and able to pay its debts as and when they fall due and meet its other obligations as and when they fall to be performed; and

(I)	(a) the CHL Acquisition and CHL Assumption shall not breach any applicable law or regulation; and

(b)	on or before the date hereof, all governmental, regulatory and other approvals, consents and licences in respect of the CHL Acquisition and CHL Assumption have been obtained and on the date hereof are in full force and effect.

Capitalised terms used but not defined herein shall have the meaning assigned to them in the Trust Deed.

IN WITNESS WHEREOF, I have hereunder signed my name on behalf of CHL (and not on my individual behalf) this Seventh day of November 2008.

By:
Title:	Authorised Officer

By:
Title:	Authorised Officer

SCHEDULE 2

Countrywide Financial Corporation

Officers’ Certificate

Each of the undersigned authorised officers of Countrywide Financial Corporation (formerly Red Oak Merger Corporation), a Delaware corporation (“CFC”), pursuant to clause 19(D)(3)(C) of the Trust Deed dated 1 May 1998, by and among CFC, Countrywide Home Loans, Inc., a New York corporation (“CHL”), and Deutsche Trustee Company Limited, a company incorporated with limited liability in England and Wales, as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Trust Deed dated 16 December 1998 (ii) the Second Supplemental Trust Deed dated 23 December 1999 (iii) the Third Supplemental Trust Deed dated 12 January 2001 (iv) the Fourth Supplemental Trust Deed dated 29 January 2002 and (v) the Fifth Supplemental Trust Deed dated 1 July 2008 (and as further amended and supplemented, the “Trust Deed”), in each case as among inter alia CFC, CHL and the Trustee, hereby certifies, on behalf of CFC in the undersigned’s respective capacity as an authorised officer of CFC, and not individually, that:

(A)	on the date hereof, CFC conveyed substantially all of its properties and assets to Bank of America Corporation, a Delaware corporation (“BAC”);

(B)	the undersigned has read and is familiar with the provisions of the Trust Deed and the Sixth Supplemental Trust Deed, dated as of the date hereof, by and among BAC, CFC, CHL and the Trustee (the “Sixth Supplemental Trust Deed”), including all covenants and conditions precedent provided therein;

(C)	the undersigned’s statements and opinions contained herein are based on his or her examination or investigation of the provisions of the Trust Deed, including all covenants and conditions precedent and the definitions relating thereto, and the Sixth Supplemental Trust Deed, as well as such other instruments, agreements and documents as the undersigned has deemed necessary or appropriate to certify as to the matters set forth herein;

(D)	the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether the covenants and the conditions precedent provided for in the Trust Deed relating to the CFC Acquisition and CFC Assumption (as defined in the Sixth Supplemental Trust Deed) and the Sixth Supplemental Trust Deed have been complied with and has an informed opinion as to the CFC Acquisition and CFC Assumption and the Sixth Supplemental Trust Deed;

(E)	all conditions precedent and covenants provided for in the Trust Deed relating to the CFC Acquisition and CFC Assumption and the Sixth Supplemental Trust Deed have been complied with;

(F)	the CFC Acquisition and CFC Assumption and the execution of the Sixth Supplemental Trust Deed comply with the requirements of clause 19(D)(3) of the Trust Deed;

(G)	no Event of Default or Potential Event of Default has happened or has been or is anticipated and, immediately following the CFC Acquisition and CFC Assumption, no Event of Default or Potential Event of Default will have happened, will happen or is anticipated to happen;

(H)	on the date hereof CFC is solvent and is able to pay its debts as and when they fall due and meet its other obligations as and when they fall to be performed and immediately following the execution of the Sixth Supplemental Trust Deed CFC will be solvent and able to pay its debts as and when they fall due and meet its other obligations as and when they fall to be performed; and

(I)	(a) the CFC Acquisition and CFC Assumption shall not breach any applicable law or regulation; and

(b)	on or before the date hereof, all governmental, regulatory and other approvals, consents and licences in respect of the CFC Acquisition and CFC Assumption have been obtained and on the date hereof are in full force and effect.

Capitalised terms used but not defined herein shall have the meaning assigned to them in the Trust Deed.

IN WITNESS WHEREOF, I have hereunder signed my name on behalf of CFC (and not on my individual behalf) this Seventh day of November 2008.

By:
Title:	Authorised Officer

By:
Title:	Authorised Officer